Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-1A No. 333-262631 and 333-255041 of our report dated March 29, 2022, of Kraig Biocraft Laboratories, Inc. relating to the audit of the consolidated financial statements as of December 31, 2022 and 2021, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

Houston, TX
April 14, 2023